UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 18, 2023

Hallmark Financial Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 1100, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.18 par value	HALL	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on December 2, 2022, Hallmark Financial Services, Inc. (the “Company”) received notice from Nasdaq that, based on the closing bid price of the Company’s common stock for the previous 30 consecutive business days, the Company was not in compliance with Nasdaq’s continued listing standard requiring maintenance of a minimum closing bid price of $1.00 per share. By letter dated January 18, 2023, Nasdaq notified the Company that it had regained compliance with Nasdaq’s minimum closing bid price requirement as a result of the closing bid price of the Company’s common stock exceeding $1.00 per share for the previous ten consecutive business days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: January 18, 2023	By:	/s/ MARK E. SCHWARZ
Mark E. Schwarz, Chief Executive Officer